Microsoft Word 10.0.4219; UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



        Date of Report: (Date of earliest event reported) April 28, 2005



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                           1-3247                 16-0393470
(State or other jurisdiction       (Commission            (I.R.S. Employer
of incorporation)                  File Number)           Identification No.)


One Riverfront Plaza, Corning, New York                   14831
(Address of principal executive offices)                  (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)


N/A
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
           ------------------------

     On April 28, 2005, Corning Incorporated issued a press release relating to its annual meeting of shareholders which is attached hereto as Exhibit 99.

     The information in this report, being furnished pursuant to Item 7.01 of Form 8-K, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Exhibit

     99. Press Release dated April 28, 2005, issued by Corning Incorporated.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 28, 2005


                                     CORNING INCORPORATED


                                     By:     /s/ WILLIAM D. EGGERS
                                         -------------------------------
                                     William D. Eggers
                                     Senior Vice President and General Counsel

                                INDEX TO EXHIBIT

Exhibit


     99. Press Release dated April 28, 2005, issued by Corning Incorporated.

                                                                   Exhibit 99



FOR RELEASE -- APRIL 28, 2005

Media Relations Contact:                    Investor Relations Contact:
Monica L. Ott                               Kenneth C. Sofio
(607) 974-8769                              (607) 974-7705
ottml@corning.com                           sofiokc@corning.com

      Corning Chairman: Company is Growing Through Innovation, "The Way We
                                  Do It Best"
                       Weeks named chief executive officer

CORNING, N.Y. -- Corning Incorporated's (NYSE:GLW) Chairman and Chief Executive Officer James R. Houghton, today told shareholders that the company has demonstrated a multi-year pattern of progress toward its financial goals resulting in a renewed sense of pride and confidence.

Reflecting on the company's accomplishments since he returned as chairman and CEO in 2002, Houghton said, "Three years ago, I told you we would succeed and we did. We continued on our path, clearly defining our priorities, focusing intently on what we do best--applying generations of knowledge of materials and processes toward remarkable, life changing inventions. Three years later, our message is not about losses, but about profits. Three years later, we can talk not about cutbacks, but about real growth, growth the way we do it best, growth through innovation."

Houghton made the remarks to more than 500 shareholders assembled for the company's annual meeting in Corning, N.Y. He reminded them that sales are up and debt is down. He said the balance sheet gets stronger with each passing quarter and that the company continues to innovate. "We've been able to make successes like these because we have focused relentlessly on a set of very basic priorities," Houghton said. "One, to protect our financial health; two, to improve our profitability; three, to invest in our future; and four, to do all of these things while living our Values. These priorities have been the foundation of our progress over the past three years and our results have been excellent," Houghton added.

Financial Health and Improving Profitability
Houghton pointed out that the company's balance sheet has become stronger over the past three years. He said the company has consistently reduced its debt and plans to further reduce it to below $2 billion by the end of the year. He also told shareholders that Corning's liquidity remains strong with $1.9 billion in cash and short-term investments at the end of last year. "With all these encouraging factors in place, I am pleased to say that just yesterday two of the three rating agencies have upgraded our credit to BBB-, an investment-grade rating," Houghton added. "This was one of our key priorities for this year and is recognition from the financial community that we have delivered on our goal to strengthen the balance sheet."

Corning Chairman: Company is Growing Through Innovation,
"The Way We Do It Best"
Page Two

Regarding profitability, Houghton pointed to the fact that the company improved net profit before special charges by $500 million in each of the past two years and that the company was well on its way to achieving profitability targets for 2005. This improvement in net profit before special charges is a non-GAAP financial measure. This and all non-GAAP financial measures are reconciled on the company's investor relations Web site and in attachments to this news release. "We just announced first-quarter results that were significantly better than expected," Houghton said. "And we are confident in our prospects and ability to succeed."

Investing  in  the  Future
Houghton reminded shareholders of the company's continued investment in research and development for near-term and long-term growth opportunities. "We continue to invest 10 percent of our revenues into research and development," he said. "Our world-class researchers are working not only on innovations for today's opportunities; they are truly creating the next wave of growth."

He said Corning's technology investments are helping to maintain and secure Corning's leadership position for its growth businesses; liquid crystal display glass for notebook computers, flat-panel computer screens and LCD televisions; for the fiber to the premises market; and for diesel emissions control.

Weeks Named CEO
Houghton also recognized Wendell P. Weeks, 45, who today succeeds him as chief executive officer. The company had announced the transition plan in January.

Houghton told shareholders that Weeks, "has led some of our most significant product development and innovation initiatives over the years...and has the respect and full support of the board, the rest of the Management Committee, and our employees around the world."

Houghton also recognized Peter F. Volanakis, 49, who succeeds Weeks as chief operating officer.

Other Business
In other business during the Annual Meeting, shareholders elected the following directors to three-year terms: John Seely Brown, 64, retired chief scientist for Xerox Corporation; Gordon Gund, 65, chairman and chief executive officer of Gund Investment Corporation; John M. Hennessy, 68, senior advisor to Credit Suisse First Boston; and H. Onno Ruding, 65, retired vice chairman of Citicorp and Citibank, N.A.

Corning Chairman: Company is Growing Through Innovation, "The Way We
Do It Best"
Page Three

Shareholders approved the 2005 Employee Equity Participation Program, which is effective for fiscal 2005 and expires on May 1, 2010. This program enables Corning to continue to make use of restricted stock and performance shares, thus providing flexibility in the designing of its performance based compensation programs.

In  addition,   shareholders   ratified  the  Corning  Board  audit  committee's
appointment of PricewaterhouseCoopers LLP as independent auditors for 2005.

Webcast Information
The company hosted a live audio webcast of the 2005 annual meeting of shareholders in Corning, N.Y., from 11 a.m. to 12:15 p.m. EDT, April 28, 2005. To access the webcast archive, go to http://www.corning.com/investor_relations and click on the webcast icon. No password or registration is required. The webcast will be archived on the Web site for one year following the broadcast.

Presentation of Information
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning's non-GAAP net profit measure excludes restructuring, impairment and other charges and adjustments to prior estimates for such charges. Additionally, the company's non-GAAP measure excludes adjustments to asbestos settlement reserves required by movements in Corning's common stock price, gains and losses arising from debt retirements, charges or credits arising from adjustments to the valuation allowance against deferred tax assets, equity method charges resulting from impairments of equity method investments or restructuring, impairment or other charges taken by equity method companies, and gains from discontinued operations. The company believes presenting a non-GAAP net profit measure is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. This non-GAAP measure is reconciled on the company's Web site at www.corning.com/investor_relations and accompany this news release.

Corning Chairman: Company is Growing Through Innovation, "The Way We
Do It Best"
Page Four

About Corning Incorporated
Corning Incorporated (www.corning.com) is a diversified technology company that concentrates its efforts on high-impact growth opportunities. Corning combines its expertise in specialty glass, ceramic materials, polymers and the manipulation of the properties of light, with strong process and manufacturing capabilities to develop, engineer and commercialize significant innovative products for the telecommunications, flat panel display, environmental, semiconductor, and life sciences industries.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic and political conditions; tariffs, import duties and currency fluctuations; product demand and industry capacity; competitive products and pricing; manufacturing efficiencies; cost reductions; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the liquid crystal display industry and other businesses; changes in the mix of sales between premium and non-premium products; facility expansions and new plant start-up costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political instability or major health concerns; ability to obtain financing and capital on commercially reasonable terms; adequacy and availability of insurance; capital resource and cash flow activities; capital spending; equity company activities; interest costs; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; changes in key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

                  CORNING INCORPORATED AND SUBSIDIARY COMPANIES
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
                          Year Ended December 31, 2004
                        (Unaudited; amounts in millions)

-------------------------------------------------------------------------------
Corning's comment, "...the company improved net profit before special charges by $500 million for the past two years ..." is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting a non-GAAP improvement in net income is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.
-------------------------------------------------------------------------------



                                                                    Net Income                         Improvement
                                                         For the years ended December 31,             2004      2003
                                                     ------------------------------------
                                                         2004         2003           2002        vs. 2003      vs. 2002
                                                       --------    ---------      --------       --------      --------
Net income, excluding special items                  $    674    $    128       $   (392)        $     546      $    520
                                                                                                 =========     =========

Special items:
Restructuring, impairment and other (charges)
  and credits (a)                                     (1,802)         (26)        (1,462)

Asbestos settlement (b)                                  (30)        (263)

(Loss) gain on repurchases and retirement of
  debt, net (c)                                          (34)          12            108

(Provision) benefit for income taxes (d)                  (937)

Equity in earnings of associated companies,
  net of impairments (e)                                   (56)         (74)           (34)

Income from discontinued operations (f)                     20                         478
                                                     ---------    ---------       --------

Net loss                                             $  (2,165)   $    (223)      $ (1,302)
                                                     =========    =========       ========



2004 Special Items:

(a) Corning recorded charges of $1.789 billion ($1.802 billion after-tax and minority interest) primarily related to the impairment of goodwill and fixed assets in the Telecommunications segment.

(b) As part of Corning's asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation (PCC) reorganization plan, Corning will contribute, when the reorganization plan becomes effective, 25 million shares of Corning common stock to a trust. This portion of the asbestos liability requires quarterly adjustment based upon movements in Corning's common stock price prior to contribution of the shares to the trust. For 2004, Corning recorded a charge of $33 million ($30 million after-tax) for the change in its common stock price of $11.77 at December 31, 2004 compared to $10.43, the common stock price at December 31, 2003.

(c) During 2004, Corning retired a significant portion of long-term debt, resulting in a loss of $36 million ($34 million after-tax).

(d) In the third quarter of 2004, Corning increased income tax expense by $937 million as a result of the company's decision to provide a valuation allowance against a significant portion of its deferred tax assets.

(e) This amount reflects charges of $35 million for impairments of certain non-strategic equity method investments in Corning's Telecommunications segment and $21 million related to restructuring actions and bankruptcy related charges recorded by Dow Corning Corporation.

(f) This gain relates to the final settlement of escrowed proceeds from the 2002 sale of Corning's precision lens business to 3M Company.


2003 Special Items:

(a) Corning recorded net charges of $111 million ($26 million after-tax) for our decision to shutdown Corning Asahi Video Products Company, exit the photonics technologies business within our Telecommunications segment, and shutdown two of our Specialty Materials manufacturing facilities. The charges for these actions were partially offset by credits to prior periods' restructuring plans, most notably for our decision not to exit two cabling sites previously marked for shutdown in 2002.

(b) This charge represents recording the initial liability based on the terms of the PCC settlement agreement ($298 million) plus the charge to reflect movements in Corning's common stock price from the settlement arrangement date and December 31, 2003 ($115 million).

(c) During 2003, Corning retired a significant portion of long-term debt, resulting in a gain of $19 million ($12 million after-tax).

(e) This amount primarily reflects our portion of asset impairment charges recorded by our equity method investment, Samsung Corning Co., Ltd.


2002 Special Items:

(a) Corning recorded total net charges of $2.08 billion ($1.462 billion after-tax and minority interest) related to the following significant actions: restructuring charges of $1.271 billion ($929 million after-tax and minority interest) for the closure of facilities, workforce reductions and abandonment of certain construction projects, mostly in our Telecommunications segment; $400 million ($294 million after-tax) for the impairment of goodwill in our Telecommunications segment; and $409 million ($239 million after-tax) for the impairment of assets of our photonic technologies and conventional video components businesses.


(c) During 2002, Corning retired a significant portion of long-term debt resulting in a gain of $176 million ($108 million after-tax).


(e) This amount reflects charges for impairments of certain equity method investments in Corning's Telecommunications segment.


(f) On December 13, 2002, Corning completed the sale of our precision lens business to 3M Company for approximately $800 million in cash and recorded a gain on the sale of $652 million ($415 million after-tax) included in income from discontinued operations. The remaining $63 million, net of tax, of income from discontinued operations represents the 2002 operating results of the precision lens business prior to the sale to 3M Company.